Exhibit 10.3

Exhibit A

FIRST NBC BANK HOLDING COMPANY

STOCK INCENTIVE PLAN

ADDENDUM

(DIRECTORS’ SHARES)

THIS ADDENDUM was adopted by the Board of Directors of First NBC Bank Holding Company, a corporation organized and existing under the laws of the State of Louisiana (the “Company”) (the “Board”), on February 16, 2012, and is intended, effective as of January 1, 2012, to form a part of the Company’s Stock Incentive Plan (the “Plan”) and to provide for the award of shares of the Company’s $1.00 par value common stock (the “Common Stock”) thereunder, as more fully provided herein.

1. Purpose: This Addendum is intended to provide for the annual award of Common Stock to members of the Board (each a “Director”), which awards are intended to more fully align the interests of each such Director with the interests of the shareholders of the Company. Awards hereunder shall be deemed made in accordance with the terms of the Plan and shall reduce the number of shares of Common Stock otherwise available for grant or award under the Plan as provided therein. The terms of the Plan shall be deemed incorporated herein by this reference. To the extent the terms of this Addendum are inconsistent with the terms of the Plan, the terms of this Addendum shall govern.

2. Election: A Director may elect annually to receive the entirety of his or her dollar denominated board meeting fees (“Fees”) in the form of cash, or to receive a portion of his or her Fees in the form of cash and the remainder in the form of Common Stock as provided in Paragraph 3 hereof (an “Electing Director”); provided that any such election shall be made and delivered at the time, in the manner, and subject to the terms and conditions prescribed by the Company and, once made and delivered to the Company, shall be deemed irrevocable for the Company’s fiscal year with respect to which it relates (an “Annual Election”).

3. Award: An Electing Director shall receive annually shares of Common Stock, subject to the following:

a.	Common Stock shall be issued to each Electing Director (“Directors’ Shares”) as of the last business day of the calendar month in which each such Director’s Annual Election is delivered, in the number determined by dividing the per share Fair Market Value of Common Stock (as determined in accordance with Section 4.10 of the Plan) by one-half of such Director’s Fees otherwise anticipated to be payable during the Company’s fiscal year. Any fractional share determined hereunder shall be rounded up to the nearest whole integer.

b.	Directors’ Shares may be certificated and delivered to each Electing Director or such shares may be issued in book entry form, as directed by each Electing Director and shall bear such legends as the Company deems necessary or appropriate.

4.	General:

a.	This Addendum may be amended in the discretion of the Board; provided that no such amendment shall reduce the number of Directors’ Shares then awarded hereunder or otherwise impair the terms and conditions applicable to an award previously made.

b.	This Addendum shall be interpreted and construed in accordance with the laws of the State of Louisiana, applicable to contracts made to be performed wholly within such state, without regard to the choice of law provisions thereof.

Exhibit A

c.	Awards under this Addendum shall inure to the benefit of and be binding upon the Company, its successors and assigns. This Addendum shall inure to the benefit of and be binding upon each Director, his or her heirs, estate, legatees and legal representatives.

d.	This Addendum constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no other agreements, understandings, restrictions, representations or warranties among the parties other than those set forth.

THIS ADDENDUM was adopted by the Board of Directors of First NBC Bank Holding Company on February 16, 2012, to be effective as provided herein.

First NBC Bank Holding Company

/s/ Ashton J. Ryan, Jr.
Chairman of the Board